UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 18, 2013

NEWPORT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-01649	94-0849175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California	92606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 863-3144

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 18, 2013 (the “Closing Date”), Newport Corporation (the “Company”), entered into a new credit agreement dated as of July 18, 2013 (the “Credit Agreement”), among the Company, JPMorgan Chase Bank, N.A., as administrative agent, the lenders party thereto and the other parties thereto.  The Credit Agreement consists of a senior secured revolving credit facility of $275,000,000 that terminates on July 18, 2018 (the “Credit Facility”).  The Credit Agreement also provides the Company with the option to increase the aggregate principal amount of its loans in the form of additional revolving loans or a separate tranche of term loans, in an aggregate amount that does not exceed $50,000,000, in each case subject to certain terms and conditions contained in the Credit Agreement.

The Credit Agreement and related loan documents replace the Company’s prior Credit Agreement dated as of October 4, 2011 and related loan documents, in each case as amended from time to time (collectively, the “Prior Credit Facility”), between the Company, Bank of America, N.A., as administrative agent, the lenders party thereto and the other parties thereto.  In connection with the consummation of the transactions contemplated by the Credit Agreement, the Prior Credit Facility, and all commitments thereunder, were terminated effective as of the Closing Date.  On the Closing Date, the outstanding principal amount of borrowings under the Prior Credit Facility was $152,625,000, which amount was repaid in full, together with all accrued interest and fees thereon, concurrent with the closing of the new Credit Agreement.  Approximately $1.5 million in existing standby letters of credit under the Prior Credit Facility were deemed issued under the new Credit Agreement.

Upon the closing of the Credit Agreement, the Company borrowed $120,000,000 under the Credit Facility, which was used, together with existing cash balances of the Company, to repay the outstanding obligations under the Prior Credit Facility.

The Credit Facility will be used by the Company, among other things, to finance working capital, capital expenditures, dividends, share repurchases and acquisitions permitted under the Credit Agreement, and other lawful corporate purposes. To maintain availability of funds under the Credit Facility, the Company will initially pay a commitment fee of 0.35% per annum on the unused portion of the Credit Facility.  The Company’s ability to borrow additional monies in the future under the Credit Facility is subject to certain conditions, including compliance with certain covenants and making certain representations and warranties.  Prior to the maturity date, principal amounts outstanding under the Credit Agreement may be repaid and reborrowed at the option of the Company without premium or penalty, subject to certain conditions, including compliance with certain covenants and making certain representations and warranties.

The initial interest rates per annum applicable to amounts outstanding under the Credit Facility are, at the Company’s option, either (a) the base rate as defined in the Credit Agreement (the “Base Rate”) plus 1.0% per annum, or (b) the Eurodollar Rate as defined in the Credit Agreement (the “Eurodollar Rate”) plus 2.0% per annum.  Following the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ending September 28, 2013, the margins over the Base Rate and Eurodollar Rate applicable to the loans outstanding under the Credit Facility, and the commitment fee payable on the unused portion of the Credit Facility, may be adjusted periodically based on the consolidated leverage ratio of the Company, as calculated pursuant to the Credit Agreement.  The maximum applicable margins are 1.25% per annum for Base Rate loans and 2.25% per annum for Eurodollar Rate loans, and the minimum applicable margins are 0.5% per annum for Base Rate loans and 1.5% per annum for Eurodollar Rate loans.  The maximum commitment fee is 0.40% per annum, and the minimum commitment fee is 0.25% per annum.  Interest payments under the Credit Agreement are due on the interest payment dates specified in the Credit Agreement.

The obligations of the Company under the Credit Agreement are guaranteed by certain domestic subsidiaries of the Company (the “Guarantors”) pursuant to a guaranty dated as of July 18, 2013 (the “Guaranty”).  Any future material domestic subsidiaries of the Company are required to become parties to the Guaranty pursuant to which such subsidiaries will guarantee the obligations of the Company under the Credit Agreement, except as otherwise provided by the Credit Agreement.  The Company’s obligations under the Credit Agreement are secured by a lien on substantially all of the assets of the Company and the Guarantors, as well as by a pledge of certain shares of foreign subsidiaries of the Company, pursuant to a security and pledge agreement dated as of July 18, 2013 (the “Security Agreement”).  The collateral under the Security Agreement is subject to release upon fulfillment of certain conditions specified in the Credit Agreement and Security Agreement.

The Credit Agreement and related loan documents contain covenants that limit the ability of the Company and its subsidiaries, among other things, to:

•                  incur or guarantee indebtedness;

•                  pay dividends or repurchase stock;

•                  enter into transactions with affiliates;

•                  consummate asset sales, acquisitions or mergers;

•                  prepay certain other indebtedness; or

•                  make investments.

The Credit Agreement also requires compliance with certain financial covenants, including a maximum consolidated leverage ratio and a minimum consolidated fixed charge coverage ratio, in each case calculated as set forth in the Credit Agreement.

The Credit Agreement contains customary events of default, including among other things:

•                  failure to make required payments;

•                  failure to comply with certain agreements or covenants;

•                  failure to pay, or default permitting acceleration of, certain other indebtedness;

•                  certain events of bankruptcy and insolvency; and

•                  failure to pay certain judgments.

The foregoing descriptions of the Credit Agreement, the Security Agreement and the Guaranty are qualified in their entirety by reference to such agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Item 1.02. Termination of a Material Definitive Agreement.

The information included in Item 1.01 of this Current Report on Form 8-K with respect to the Prior Credit Facility is incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K with respect to the Credit Facility is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On July 18, 2013, the Company announced that it had obtained the Credit Facility.  The press release issued by the Company in connection with this announcement is attached to this report as Exhibit 99.1.

The information under Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit	Description

10.1

Credit Agreement, dated as of July 18, 2013, among Newport Corporation, as borrower, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, N.A. and BBVA Compass (a tradename of Compass Bank), as Co-Syndication Agents and U.S. Bank, N.A., as Documentation Agent.

10.2	Security and Pledge Agreement, dated as of July 18, 2013, among Newport Corporation, the guarantors from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3	Guaranty, dated as of July 18, 2013, among, the guarantors from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press Release dated July 18, 2013 (furnished pursuant to Item 7.01 and not deemed filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPORT CORPORATION

Date: July 18, 2013	By:	/s/ Jeffrey B. Coyne
		Name:	Jeffrey B. Coyne
		Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10.1

Credit Agreement, dated as of July 18, 2013, among Newport Corporation, as borrower, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, N.A. and BBVA Compass (a tradename of Compass Bank), as Co-Syndication Agents and U.S. Bank, N.A., as Documentation Agent.

10.2	Security and Pledge Agreement, dated as of July 18, 2013, among Newport Corporation, the guarantors from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3	Guaranty, dated as of July 18, 2013, among, the guarantors from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press Release dated July 18, 2013 (furnished pursuant to Item 7.01 and not deemed filed).